UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2025

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway, Suite 100

Canton, OH 44708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 0.064578 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 7, 2025, Hall of Fame Resort & Entertainment Company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with HOFV Holdings, LLC, a Delaware limited liability company (“Parent”), Omaha Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”), and, solely as guarantor of certain of Parent’s obligations under the Merger Agreement, CH Capital Lending, LLC, a Delaware limited liability company (“Guarantor” or “CHCL”).

The Merger Agreement provides that, among other things and on the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (a) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”), (b) each issued and outstanding share of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”), as of immediately prior to the Effective Time (other than Owned Company Shares (as defined below) or dissenting shares) will be converted into the right to receive $0.90 in cash without interest and subject to applicable withholding (the “Merger Consideration”), (c) each share of Company Common Stock held in the treasury of the Company, any shares of Company Common Stock owned by the Buyer Parties, and any shares of Company Common Stock owned by affiliates of the Buyer Parties immediately prior to the Effective Time (collectively, “Owned Company Shares”) will automatically be canceled and will cease to exist without any conversion thereof or consideration paid therefor, (d) each share of 7.00% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of the Company and each share of 7.00% Series C Convertible Preferred Stock, par value $0.0001 per share, of the Company immediately prior to the Effective Time will automatically be canceled and will cease to exist without any conversion thereof or consideration paid therefor, and (e) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation, which will thereafter represent the ownership of shares of common stock of the Surviving Corporation.

The Merger Agreement and the other transactions contemplated thereby (the “Transaction”) were approved by the Company’s Board of Directors (the “Company Board”) based upon the unanimous recommendation of a special committee thereof consisting only of independent and disinterested directors. Subject to the terms of the Merger Agreement, the Company Board resolved to recommend that the Company’s stockholders vote in favor of adoption of the Merger Agreement and approval of the Merger.

Treatment of Company Restricted Stock Unit Awards

Each outstanding award of restricted stock units covering shares of Company Common Stock that is governed under any Company Equity Plan (as defined by the Merger Agreement) (“Company RSUs”) will be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding, equal to the product obtained by multiplying (a) the number of shares of Company Common Stock subject to such Company RSUs by (b) the Merger Consideration.

Treatment of Warrants

Each Series A Warrant and Series B Warrant to purchase shares of Company Common Stock (each, a “Public Warrant”) that is outstanding and unexercised immediately prior to the Effective Time will, in accordance with its terms and by virtue of the Merger, automatically and without any action of the part of Parent, Merger Sub, the Company or the holder thereof, cease to represent a Public Warrant exercisable for Company Common Stock and will become a Public Warrant exercisable for the Merger Consideration that such holder would have received if such holder had exercised its Public Warrants immediately prior to the Effective Time (the “Warrant Payment”); provided that if a holder of a Series A Warrant that is outstanding and unexercised as of immediately prior to the Effective Time properly exercises such Series A Warrant within 30 days following the public disclosure of the consummation of the Merger, the exercise price with respect to such exercise will be treated in accordance with the terms of Section 4.4 of the Warrant Agreement, dated as of January 24, 2018, governing the Series A Warrants; and provided, further, that, in connection with the Merger, the Surviving Corporation will, at the option of a holder of a Series B Warrant, exercisable at any time concurrently with, or within 30 days after, the consummation of the Merger (or, if later, the date of the public announcement of the Merger), purchase the Series B Warrant from such holder by paying to such holder an amount of cash equal to the Black Scholes Value (as defined in the Series B Warrant) of the remaining unexercised portion of the Series B Warrant on the date of the consummation of the Merger. We note the Series A Warrants expire on July 1, 2025. Since the Merger Consideration is all cash and the Merger Consideration payable upon exercise of the Series A Warrants and Series B Warrants is less than the applicable exercise price of the Series A Warrants and Series B Warrants, holders of such warrants would receive less cash than the exercise price thereof upon exercise thereof. We anticipate the Black Scholes Value of the Series B Warrants to be approximately zero.

Each Private Warrant and Series X Warrant (in each case, as defined by the Merger Agreement), other than warrants owned by any affiliate of the Buyer Parties (which will be cancelled and extinguished without any consideration paid therefor) that is outstanding and unexercised immediately prior to the Effective Time shall, by virtue of the Merger, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, cease to represent a Private Warrant or Series X Warrant, as applicable, exercisable for Company Common Stock and shall become a warrant exercisable for the Merger Consideration that such holder would have received if such holder had exercised its Private Warrants or Series X Warrants, as applicable, immediately prior to the Effective Time. The Merger Agreement provides holders of such warrants exercisable for the Merger Consideration will have 30 days following public disclosure of the consummation of the Merger to exercise such warrants and receive the Merger Consideration. Since the Merger Consideration is all cash and the Merger Consideration payable upon exercise of the Private Warrants and the Series X Warrants is less than the applicable exercise price of the Private Warrants and the Series X Warrants, holders of such warrants would receive less cash than the exercise price thereof upon exercise thereof.

Conditions to the Merger

The completion of the Merger is subject to the satisfaction or waiver of certain customary mutual closing conditions, including (a) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby by the affirmative vote of holders of a majority of the aggregate voting power of the outstanding Company Common Stock (the “Requisite Stockholder Approval”) and (b) the absence of any law, order (whether temporary, preliminary or permanent) or other action that is in effect by a governmental authority making illegal, restraining, enjoining or otherwise prohibiting or preventing the consummation of the Merger. The obligation of each party to consummate the Merger is also conditioned on the other party’s representations and warranties being true and correct (subject to certain customary materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement. The obligation of the Buyer Parties to consummate the Merger is additionally conditioned on (1) no material adverse effect on the Company having occurred since the execution of the Merger Agreement, (2) the Buyer Partners shall have received a certificate of the Company, validly executed by a duly authorized executive officer of the Company, certifying that certain conditions of the Merger Agreement have been satisfied, (3) Parent (or any direct or indirect affiliate thereof) shall have received financing (“Parent Acquisition Financing”) in an aggregate amount of not less than $20 million, (4) consummation of the Lease Restructuring (defined in Item 8.01 below), (5) consummation of additional project level financing in an aggregate amount not less than $125 million, (6) Parent shall have received certain scheduled third-party consents, including certain consents on terms at the discretion of Parent, (7) Parent shall have received resignation letters executed by each director and officer of the Company and its subsidiaries requested by Parent, which resignations shall be effective at the Effective Time, (8) Parent shall have received executed termination agreements for certain scheduled related-party contracts and (9) no Insolvency Event (as defined in the Merger Agreement) shall have occurred following the execution of the Merger Agreement.

Termination

The Merger Agreement contains termination rights for each of the Company and Parent, including, among others, (a) if the consummation of the Merger does not occur on or before October 31, 2025 (subject to customary exceptions), (b) if any order prohibiting, making illegal or enjoining the Merger has become final and non-appealable or any law shall have been enacted, entered, enforced or deemed applicable to the Merger that permanently prohibits, makes illegal or enjoins the consummation of the Merger, and (c) if the Requisite Stockholder Approval are not obtained at the meeting of the Company’s stockholders for purposes of obtaining such Requisite Stockholder Approval. In addition, the Merger Agreement may be terminated, (i) by Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in a failure of certain conditions to the obligation of Buyer Parties to effect the Merger, (ii) by Parent, if the Board, or a committee thereof, has effected a Company Board Recommendation Change (as defined in the Merger Agreement) or the Company shall have materially breached any of its obligations relating to not soliciting a an Acquisition Proposal (as defined by the Merger Agreement), (iii) by the Company, if any of the Buyer Parties have breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in a failure of certain conditions to the obligation of the Company to effect the Merger, (iv) by the Company, prior to the receipt of the Requisite Stockholder Approval, if the Company is authorized to terminate the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal and the Company pays a termination fee of $1,000,000 (the “Company Termination Fee”) to Parent in accordance with the Merger Agreement, (v) by the Company, in the event the cash available to the Company or the key employee resources of the Company are not reasonably sufficient to continue the business and operations of the Company through the Closing Date, and the Company Board determines in good that the failure to Wind Down the Company would likely be inconsistent with its fiduciary duties (vi) by Parent, if an Insolvency Event occurs, or (vii) by the Company, at any time (x) after 120 days from the date of the Merger Agreement (the “Financing Period”), if the Binding Financing Condition (defined in the Merger Agreement) has not been satisfied or (y) upon the occurrence of a Financing Failure Event (defined in the Merger Agreement). The Company and Parent may also terminate the Merger Agreement by mutual written consent at any time prior to the Closing.

The Company is required to pay Parent the Company Termination Fee in cash on termination of the Merger Agreement under specified circumstances, including, among others, termination by Parent in the event that the Board changes its recommendation in favor of the Merger or termination by the Company to enter into a definitive agreement providing for a Superior Proposal. The Merger Agreement also provides that, in certain circumstances, either party may seek to compel the other party to specifically perform its obligations under the Merger Agreement. If the Merger Agreement is terminated in certain circumstances, including after the expiration of the Financing Period, if the Binding Financing Condition has not been satisfied, or upon the occurrence of a Financing Failure Event, in each case if Parent has breached or failed to perform its obligation to use its reasonable efforts to obtain the Parent Acquisition Financing, which breach or failure to perform would result in a failure of certain conditions to the obligation of the Company to effect the Merger, Parent would be required to pay the Company a termination fee of $1,000,000.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations and warranties of the Company, Parent and Merger Sub, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, Parent and Merger Sub, including covenants relating to the Company conducting its and its subsidiaries’ business in the ordinary course, preserving its business organizations substantially intact, preserving existing material business relationships substantially intact and refraining from taking certain actions without Parent’s consent, subject to certain exceptions. The Company, Parent and Merger Sub also agreed to use their respective reasonable best efforts to cause the Merger to be consummated.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, the Company will be subject to certain restrictions on its ability to solicit certain alternative acquisition proposals from third parties, provide non-public information to third parties and engage in discussions or enter into agreements with third parties regarding certain alternative acquisition proposals, subject to customary exceptions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement and the above description have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about the Company, Parent, Merger Sub, or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Delisting of Shares of Company Common Stock and Series A Warrants.

If the Merger is consummated, the Company Common Stock and Series A Warrants will cease to be quoted on the Nasdaq Capital Market (“Nasdaq”) and will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended.

Voting Agreement

In connection with the execution of the Merger Agreement, on May 7, 2025, the stockholders of the Company party thereto (collectively, the “Holders”) have entered into a voting agreement (the “Voting Agreement”) with Parent, the Company, and the other parties thereto. Under the Voting Agreement, the Holders have agreed to vote their shares of Company Common Stock in favor of the adoption of the Merger Agreement and certain other matters, subject to certain terms and conditions contained therein.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

Additional Information about the Transaction and Where to Find It

This communication relates to the proposed transaction involving Hall of Fame Resort & Entertainment Company (the “Company”). In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) a proxy statement, a definitive version of which will be mailed or otherwise provided to its stockholders entitled to vote at the special meeting relating to the proposed transaction. The Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The Company may also file other documents with the SEC regarding the potential transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement, the Schedule 13E-3 and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at www.hofreco.com. In addition, the proxy statement, the Schedule 13E-3 and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to the Company’s Investor Relations at investor.relations@hofreco.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be set forth in the proxy statement and Schedule 13E-3 and other materials to be filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 26, 2025 (the “Annual Report”), and in other documents filed by the Company with the SEC. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Report, such information has been or will be reflected in the Company’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You can obtain free copies of these documents from the Company using the contact information above.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. All statements other than statements of historical facts contained in this Form 8-K, including statements regarding the proposed transaction and its expected timing, completion, and effects, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “potential,” “will,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions.

Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors. Important factors that could cause actual outcomes or results to differ materially from the forward-looking statements include, but are not limited to, (a) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (b) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction; (c) potential delays in consummating the proposed transaction; (d) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; (e) the possibility that the Company’s stockholders may not approve the proposed transaction; (f) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (g) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (h) the Company’s ability to implement its business strategy; (i) significant transaction costs associated with the proposed transaction; (j) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (k) potential litigation relating to the proposed transaction; (l) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (m) the ability of the Company to retain and hire key personnel; (n) the ability of the Company to continue to borrow funds to finance the Company’s operations prior to closing; (o) the ability of the Investor to obtain financing specified in the Merger Agreement; (p) the Company’s satisfactory negotiation and entry into a definitive agreement for the Lease Restructuring; (q) potential adverse reactions or changes to business relationships of the Company with its customers, suppliers and others with whom it does business, or on its operating results and business generally resulting from the announcement or completion of the proposed transaction; (r) legislative, regulatory and economic developments affecting the Company’s business; (s) general economic and market developments and conditions; (t) the legal, regulatory and tax regimes under which the Company operates; (u) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (v) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company Common Stock; (w) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (x) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors.

For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s periodic report filings with the SEC, including but not limited to our Form 10-K filed with the SEC on March 26, 2025 as well as other documents that may be filed by us from time to time with the SEC. These filings, as well as subsequent findings, are available on the investor relations section of the Company’s website at www.hofreco.com or on the SEC’s website at www.sec.gov. The statements in this Form 8-K represent our current beliefs, estimates and assumptions as of the date of this Form 8-K. Subsequent events and developments may cause our views to change. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Form 8-K.

Item 8.01. Other Events.

On May 8, 2025, the Company and Parent issued a joint press release announcing entry into the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 8, 2025, the Company sent a letter to its commercial partners announcing entry into the Merger Agreement. A copy of the letter is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Waterpark, Hotel and Stadium Lease Restructuring Letter of Intent

On April 17, 2025, the Company and its subsidiary HOF Village Newco, LLC, a Delaware limited liability company (“Newco”) entered into a letter of intent with HFAKOH001 LLC (“Landlord”), CH Capital Lending, LLC, and Stuart Lichter (the “Lease Restructuring LOI”), which outlines (i) certain non-binding terms regarding the waterpark property, the on-site hotel property, the stadium property, Newco’s 20% ownership interest in Sandlot HOFV Canton SC, LLC and the 14 miscellaneous real estate parcels owned by the Company (the “Lease Restructuring”), which terms are to be set forth in definitive lease restructuring documents (collectively, the “Lease Restructuring Transaction Documents”), and (ii) binding terms regarding a breakage fee in the amount of the stadium property tax paid by Landlord on behalf the Company of $1,988,185.72 (“Breakage Fee”) that would be owed by the Company and Newco to Landlord if the closing of the Lease Restructuring Transaction Documents does not occur by September 30, 2025 (the “Outside Date”), subject to any agreed extensions, as a result of a willful breach by an affiliate of our director Stuart Lichter to consummate the Merger.

Landlord currently owns the land upon which the Company planned to construct a waterpark. The transactions contemplated by Lease Restructuring LOI include the following, which would occur simultaneously: (i) Newco will transfer to Landlord fee title to the land on which Newco will construct a hotel on-site at Hall of Fame Village (the “Hotel Property”); (2) the Company’s subsidiary HOF Village Stadium, LLC (“Stadium Owner”) will transfer to Landlord its leasehold interest and the improvements constituting the Stadium Property; and (iii) Landlord, as landlord, and Newco, as tenant will enter into a master triple net lease (the “New Lease”) with respect to the Waterpark Property, the Hotel Property and the Stadium Property (collectively, the “New Leased Property”).

The Lease Restructuring LOI provides that the initial lease term of the New Lease will be 99 years, and base rent will equal a 10% cap rate on Landlord’s total capital invested in connection with the New Leased Property of approximately $55.5 million. Base rent will increase at a rate of 2.5% per year. The New Lease will further provide that Newco will complete construction of the waterpark (the “Waterpark”) on the Waterpark Property and the hotel (the “Hotel”) on the Hotel Property. The New Lease will further provide for the following put-call rights: (i) Newco Call Right: At any time, Newco will have the right to purchase from Landlord either or both the Hotel Property and/or the Waterpark Property for the price set forth on Schedule 1 to the Lease Restructuring LOI; (ii) Landlord Put Right: subject to six months’ prior written notice of the exercise of such right, Landlord will have the right to require Newco to purchase from Landlord both the Hotel Property and Waterpark Property any time following the earlier to occur of the fifth (5th) anniversary date of the completion of the Waterpark and the sixth (6th) anniversary date of the closing of Lease Restructuring, for an amount equal to approximately $66.7 million; and (iii) Stadium Property: The Stadium Property will be conveyed to Newco for $1 upon the exercise of a Newco Call Right or Landlord Put Right that results in Landlord having no further interest in the Waterpark Property and the Hotel Property.

Newco will deliver to Landlord a deed for the 14 Parcels and an assignment of the Youth Fields Interest, to be held by Landlord and to be deemed automatically delivered and released to Landlord upon the occurrence of an event of default under the New Lease. Upon the earlier to occur of (i) substantial completion of the Waterpark and the payment by Newco to Landlord of an amount equal to approximately $4 million and (ii) closing of a Newco Call Right or Landlord Put Right covering the Waterpark Property or the Hotel Property, Landlord will release its interest in the 14 Parcels and the Youth Fields Interest.

These nonbinding terms and conditions of the Lease Restructuring LOI are subject to modification or adjustment by the parties thereto any time up until any closing of the Lease Restructuring Transaction Documents and are only a summary of certain terms and conditions to be more fully set forth in the Lease Restructuring Transaction Documents.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
2.1*	Agreement and Plan of Merger, dated as of May 7, 2025, by and among HOFV Holdings, LLC, Omaha Merger Sub, Inc., Hall of Fame Resort & Entertainment Company, and CH Capital Lending, LLC
10.1	Voting Agreement, dated as of May 7, 2025, by and among HOFV Holdings, LLC, Omaha Merger Sub, Inc., Hall of Fame Resort & Entertainment Company, and the holders of Company Common Stock signatory thereto
99.1	Press Release dated May 8, 2025
99.2	Letter to Partners dated May 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: May 8, 2025